CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-203627 on Form N-4 of our report dated April 8, 2025, relating to the financial statements and financial highlights of Empower SecureFoundation® Balanced Fund – Institutional Class, the investment division of Variable Annuity-8 Series Account of Empower Annuity Insurance Company of America appearing in the Statement of Additional Information, which is part of such registration statement, and to the references to us under the headings “Independent Registered Public Accounting Firm” in both the Prospectus and the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Denver, Colorado
April 15, 2025

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement No. 333-203627 on Form N-4 of our report dated April 2, 2025, relating to the statutory-basis financial statements of Empower Annuity Insurance Company of America. We also consent to the reference to us under the heading “Independent Auditor” in such Registration Statement.

/s/ Deloitte & Touche LLP
Denver, Colorado
April 15, 2025